UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 8, 2005
MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-10651	43-1455766
(Commission File Number)	(IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700,
Chesterfield, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)
(636) 733-1600
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 Other Events
Maverick Tube Corporation (the “Registrant”) is filing, as Exhibit 99.1, revised Items 6, 7 and 8 of its December 31, 2004 Form 10-K (the “Revised Financial Information”), originally filed on March 15, 2005. As a result of the sale of the Registrant’s HSS business on June 30, 2005, and the Registrant's intention to sell its Pennsylvania Cold Drawn LLC subsidiary, the Registrant is reporting the financial results of these businesses as discontinued operations for all periods presented in this Form 8-K. The reclassification for the Registrant’s discontinued operations is the only change to the Revised Financial Information, net income and net income per diluted share remain unchanged.
Except as otherwise specifically noted, the disclosures contained in Exhibit 99.1 speak as of March 15, 2005 and no attempt has been made to modify or update other disclosures. For information subsequent to the original date of filing, reference is made to the Registrant’s subsequent filings with the Securities and Exchange Commission in accordance with Sections 13 or 15(d) of the Securities Exchange Act of 1934.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

No.	Description
99.1	Revised Items 6, 7 and 8 of Maverick Tube Corporation’s December 31, 2004 Form 10-K, originally filed on March 15, 2005

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 8, 2005

MAVERICK TUBE CORPORATION

By:	/s/ Joyce M. Schuldt

Joyce M. Schuldt
Senior Vice President – Finance, Chief
Financial Officer and Secretary

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